UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2013

ARMCO METALS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Water Park Drive, Suite 98 San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 212-7620

(Former name or former address, if changed since last report.)  China Armco Metals, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In 2012, the Board of Directors of Armco Metals Holdings, Inc. (formerly known as China Armco Metals, Inc.) (the “Company”) approved an amendment to our Article of Incorporation to change our corporate name from “China Armco Metals, Inc.” to “Armco Metals Holdings, Inc.” (the “Amendment”). As described under Item 5.07 below, on July 2, 2013, our stockholders approved the Amendment at the Annual Meeting. The Amendment took effect on July 3, 2013.

Item 5.07  Submission of Matters to a Vote of Security Holders.

On July 2, 2013, the Company held its Annual Meeting of Stockholders of 2013 (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders: (i) approved the election of Kexuan Yao, Weigang Zhao, Weiping Shen, William Thomson, and Kam Ping Chan each as a director; (ii) approved the Amendment to our Certificate of Incorporation to change our corporate name to “Armco Metals Holdings, Inc.”; (iii) approved, on an advisory basis, a three-year frequency for future shareholder advisory votes on executive compensation; and (iv) approved the ratification of the appointment of Li and Company, PC as our independent registered public accounting firm for the fiscal year ending December 31, 2013.

The results of the voting on the matters submitted to the stockholders are as follows:

1.  To elect five directors to serve as members of the Board of Directors until the 2014 annual meeting of stockholders or until their successors are duly elected.

Nominee	For	Against	Broker Non- Votes
Mr. Kexuan Yao	11,362,123	1,070,920	0
Mr. Weigang Zhao	11,315,922	1,117,121	0
Mr. Weiping Shen	11,348,623	1,084,420	0
Mr. William Thomson	11,369,393	1,063,650	0
Mr. Kam Ping Chan	11,342,822	1,090,221	0

The five candidates above received the five highest numbers of affirmative votes to be elected as a director. Each of the five candidates above was elected to serve as a member of the Board of Directors at the Annual Meeting until the Company’s next annual meeting or until their respective successors are duly elected and qualified.

2. To approve an amendment to the Amended and Restated 2009 Stock Incentive Plan, as amended, to increase the shares of our common stock available for issuance thereunder by 3,000,000 shares.

The Annual Meeting was adjourned to July 10, 2013 with respect to the vote on proposal two.

3. To approve the Amendment to our Articles of Incorporation to change our corporate name to “Armco Metals Holdings, Inc.”

For	Against	Abstain	Broker Non- Votes
12,255,265	151,127	26,651	0

The votes cast “FOR” the Amendment to our Articles of Incorporation to change our corporate name to “Armco Metals Holdings, Inc.” exceeded a majority of the outstanding voting power. The Amendment was approved at the Annual Meeting.

4. An advisory vote to approve the compensation of the named executive officers.

The Annual Meeting was adjourned to July 10, 2013 with respect to the vote on proposal four.

5. An advisory vote to determine the frequency of future advisory votes on the compensation of the named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non- Votes
842,945	223,100	11,188,778	178,220	0

The Company's stockholders approved, on an advisory basis, a three-year frequency for future shareholder advisory votes on executive compensation at the Annual Meeting.

6. To ratify the Appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2013.

For	Against	Abstain	Broker Non- Votes
12,244,094	126,898	62,051	-

The votes cast “FOR” the ratification of the appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2013 exceeded the votes cast against the proposal. The appointment of Li & Company, PC as the Company’s independent registered public accounting firm for the fiscal year ending on December 31, 2013 was ratified at the Annual Meeting.

For more information on the above proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 21, 2013 and the supplement to the definitive proxy statement filed on July 2, 2013, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, the Company’s stockholders approved, on an advisory basis, a three-year frequency for future shareholder advisory votes on executive compensation. In light of the outcome of the advisory vote by the Company’s stockholders, the Company has determined to include an advisory vote to approve executive compensation in its proxy materials every three years.

Item 9.01 Financial Statements and Exhibits.

(d)	The following exhibit is filed with this Current Report:

3.1	Certificate of Amendment to Articles of Incorporation of the Company as filed with the Secretary of State of Nevada on July 3, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CHINA ARMCO METALS, INC.

Date: July 8, 2013	By:	/s/ Kexuan Yao
	Name:	Kexuan Yao
	Title:	Chief Executive Officer